Exhibit 10-4

Amendment to June 19, 2008 LeeCo and CSI Agreement

Whereas, Consolidation Services Inc (“CSI”) and LeeCo Development LLC (“LeeCo”) entered into an agreement dated June 19th , 2008 (“Agreement”) which provided for the issuance of 225,000 restricted shares of CSI common stock to the undersigned two parties (“Share Owners”); and

Whereas, the undersigned parties desire to amend the Agreement effective April 26, 2009 as specified herein; and

Whereas, the restricted shares are subject to a lock up agreement, pursuant to the Agreement, which limits the number of shares which can be sold to 4,327 shares per week, which cannot commence in public markets until July 1, 2009; and

Whereas, CSI has an obligation to guarantee that the sellers of said shares receive at least $2.00 per share for any shares; and

Whereas, certain revenue milestones from the LeeCo project have not been met as anticipated when the Agreement was signed by the parties, and

Whereas, share liquidity of CSI common shares is less than anticipated due to the previous. Whereas and the current economic situation; and

Whereas, CSI is permitted to commence buying the restricted shares in a private transaction prior to July 1, 2009.

Now Therefore; the undersigned parties agree to amend the Agreement concerning the sale of restricted shares as follows:

1)	CSI agrees to purchase the restricted shares directly from the Share Owners at a price of $2.00 per share on the following terms.
2)	CSI agrees to allocate 25% of CSI’s revenues from the LeeCo coal mining projects to repurchase the shares on a monthly basis.
3)
The undersigned share owners agree to sell their restricted shares directly to CSI for $2.00 per share and they agree not to sell any of said shares through public markets or to third parties, except as permitted herein.

4)
The Weekly Quota of 4,327 shares shall be replaced by a monthly number which shall be calculated by: Dollars received by CSI for any given month from the LeeCo coal mining projects times 25% divided by $2.00 which shall equal the number of restricted shares which shall be sold by the undersigned Share Owners to CSI.

5)
All the undersigned parties understand that the monthly repurchase under the terms of this amendment may result in all 225,000 shares being purchased quicker or slower than the fifty two weeks contemplated in the Agreement.

6)
Any of the undersigned Share Owners may elect to retain shares which are eligible for sale by the above formula by notifying CSI in writing; however, said retained shares cannot be sold in public markets until all the shares offered for sale by the undersigned share owners are repurchased by CSI, except as provided for in item 7 below.

7)
In the event the common stock of CSI has closed above $2.25/share for the last trade in public markets for the fifteen consecutive trading days immediately prior to that months scheduled repurchase of shares by CSI; the Share Owner(s) may elect to sale that months quota in public markets at any time, at Share Owner(s) discretion.

8)
The number of shares which shall be repurchased from each of the two undersigned share owners shall be determined based upon the percentage ownership by the individual Share Owner as a part of the 225,000 share total, unless agreed to in writing by all the undersigned parties.

9)	When Share Owners elect to retain shares eligible for repurchase by CSI per items 4, 6 and 7; CSI shall cease to have any obligation to guarantee the $2.00 price for said shares.

Witnesseth, the signatures of the parties hereto on the day and date set forth hereinabove.

Consolidation Services Inc.                                      Undersigned Share Owners
                                                                                       225,000 shares total

/s/ Johnny R. Thomas
Johnny R. Thomas, President
                                                                                        /s/ Billy David Altizer
                                                                                        Billy David Altizer
                                                                                        112,500 shares

                                                                                        /s/ Pat Mitchell
                                                                                        Pat Mitchell Enterprises, Inc
                                                                                        112,500 shares